                                [Exhibit 3.2]


                        MERCANTILE BANCORPORATION INC.

                                    BY-LAWS





                      ADOPTED BY THE BOARD OF DIRECTORS


                               JANUARY 15, 1997

                        MERCANTILE BANCORPORATION INC.

                                    BY-LAWS


                             ARTICLE I.  OFFICES
                             -------------------

      The principal office of the Corporation in the State of Missouri shall be located at Mercantile Tower, Seventh and Washington Streets, St. Louis, Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

      The registered office of the Corporation required by the General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.


                          ARTICLE II.  SHAREHOLDERS
                          -------------------------

      Section 1.  Annual Meeting.  The annual meeting of the shareholders
      --------------------------
shall be held on the fourth Thursday in the month of April in each year, at the hour of 10:00 a.m., or on such other date and or at such other hour as may be determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the first immediately preceding Thursday which is not a legal holiday.

      Section 2.  Special Meeting.  Special meetings of the shareholders,
      ---------------------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by, at any time in their sole discretion, the Chairman of the Board or by the Board of Directors by the affirmative vote or consent of at least sixty-six and two-thirds percent (66 2/3%) of the number of Directors authorized by, or any time in the manner provided in Article III, Section 2 of these By-Laws. At any special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice of meeting sent in accordance with Section 4 of this Article II.

      Section 3.  Place of Meeting; Conduct of Meeting.  The Board of
      ------------------------------------------------
Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors or the Chairman of the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the


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principal office of the Corporation.  Every meeting of shareholders shall be chaired by the Chairman of the Board of Directors or, in the absence thereof, any other officer of the Corporation chosen as meeting chairman by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote at such meeting.

      Section 4.  Notice of Meeting.  Written notice stating the place, day
      -----------------------------
and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten or more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

      Section 5.  Closing of Transfer Books or Fixing of Record Date.  For
      --------------------------------------------------------------
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6.  Voting Lists.  The officer or agent having charge of the
      ------------------------
stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholders during the whole time of the meeting, or for such other period as may be prescribed by statute, for the purposes of such meeting.

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      Section 7.  Quorum; Adjournments.  A majority of the outstanding
      --------------------------------
shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The Chairman of any shareholders' meeting may adjourn the meeting from time to time, whether or not there is a quorum present, unless otherwise prescribed by law. No notice of the time and place adjourned meetings need be given except as required by law. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8.  Proxies.  At all meetings of shareholders, a shareholder
      -------------------
may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 9.  Voting of Shares; Polls.  Subject to the provisions of
      -----------------------------------
Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. At any meeting of shareholders, the Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

      Section 10.  Voting of Shares by Certain Holders.  Shares standing in
      ------------------------------------------------
the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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      Section 11.  Informal Action by Shareholders.  Any action required to
      --------------------------------------------
be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Section 12.  Election of Directors.  At each election for Directors,
      ----------------------------------
every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. Elections of Directors shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect Directors.

      Section 13.  Shares of Other Corporations.  Shares of another
      -----------------------------------------
corporation owned by or standing in the name of the Corporation may be voted by such person or persons as may be designated by the Board of Directors and in the absence of any such designation, the Chairman of the Board, the President or any Vice Chairman of the Board or any Executive Vice President shall have the power to vote such shares.

      Section 14.  Notice of Shareholder Nominees.  Only persons who are
      -------------------------------------------
nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election as Directors of the Corporation. Nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the procedures set forth in this Section 14. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything in the previous sentence to the contrary, in the event that the number of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 14 shall also be considered timely,


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but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. For purposes of this Section 14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation's books, of such shareholder and such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. In the event that a shareholder seeks to nominate one or more Directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 14. If the inspectors shall determine that a shareholder has not complied with this
Section 14, the inspectors shall direct the chairman of the meeting to declare to the meeting that the nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section
14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matter set forth in this Section 14. Nothing in this Section 14 be deemed to affect any rights of holders of any series of Preferred Stock to elect Directors under specified circumstances.

      Section 15.  Procedures for Submission of Shareholder Proposals at
      ------------------------------------------------------------------
Annual Meeting.  At any annual meeting of the shareholders of the
--------------
Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the procedures set forth in this Section 15. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary


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of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. For purposes of this Section
15, "public announcement" shall have the same meaning as set forth in
Section 14. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by the shareholder and such beneficial owner and (iv) any material interest of the shareholder and such beneficial owner in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 15. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 15, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 15, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
15. Nothing in this Section 15 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                       ARTICLE III.  BOARD OF DIRECTORS
                       --------------------------------

      Section 1.  General Powers.  The business and affairs of the
      --------------------------
Corporation shall be managed by its Board of Directors.

      Section 2.  Number, Tenure and Qualifications.  The number of
      ---------------------------------------------
Directors to constitute the Board of Directors shall be nineteen (19); provided, however, that such number may be fixed, from time to time, at not less than twelve (12) nor more than twenty-four (24) by an amendment of this
Article III, Section 2 of the By-Laws or by a resolution of the


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Board of Directors adopted, in either case, by the vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the number of Directors then authorized by, or in the manner provided in, this Article III, Section 2 of the By-Laws. Any such change shall be reported to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The Directors shall be divided into three classes: Class I, Class II and Class III; and the number of Directors in such classes shall be as nearly equal as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders of the Corporation in 1986; the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders of the Corporation in 1987; and the term of office of the initial Class III Directors shall expire at the annual meeting of shareholders of the Corporation in 1988; or in each case until their respective successors are duly elected and qualified. At each annual election held after 1985, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual meeting or thereafter until their respective successors are duly elected and qualified. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Directors need not be residents of the State of Missouri or shareholders of the Corporation.

      Section 3.  Regular Meetings.  A regular meeting of the Board of
      ----------------------------
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

      Section 4.  Special Meetings.  Special meetings of the Board of
      ----------------------------
Directors may be called by or at the request of the Chairman of the Board or any Director. The person authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by him.

      Section 5.  Notice of Special Meeting.  Notice of any special meeting
      -------------------------------------
of Directors shall be given to each Director by written notice delivered personally or mailed or by courier service at his business address, or by telegram or facsimile or similar transmission or orally by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid at least seventy-two (72) hours before such meeting. If notice be given by telegram or by courier service, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph or courier company at least twenty-four (24) hours before such meeting. If by facsimile or similar transmission or by telephone, such notice shall be deemed adequately delivered when the notice is transmitted or given at least twelve (12) hours before such meeting. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the


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express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6.  Quorum.  A majority of the number of Directors fixed by,
      ------------------
or in the manner set forth in, Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 7.  Manner of Acting.  Except as specifically provided in
      ----------------------------
these By-Laws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8.  Action Without a Meeting; Telephonic Meetings.  Any action
      ---------------------------------------------------------
that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors. Subject to the notice provisions of this Article III, the members of the Board of Directors or any committee thereof may be present at, and participate in, a meeting thereof by means of conference telephone or similar communications equipment, so long as all participants in the meeting can hear each other.

      Section 9.  Vacancies and Removal.  Any vacancy occurring in the Board
      ---------------------------------
of Directors because of death, resignation, removal, or an increase in the number of Directors, may be filled by the affirmative vote of a majority of Directors surviving or remaining in office. Any Director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal, or by an increase in the number of Directors in such class) shall hold office for a term which shall expire with the term of the Directors in such class. At a meeting called expressly for that purpose, the entire Board of Directors, or any individual Director or Directors, may be removed without cause, only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of Directors are entitled; provided, however, that, if less than the entire Board of Directors is to be so removed without cause, no individual Director may be so removed if the votes cast against such Director's removal would be sufficient to elect such Director if then cumulatively voted at an election of the class of Directors of which such Director is a part. At a meeting called expressly for that purpose, any Director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote upon his election.

      Section 10.  Compensation.  By resolution of the Board of Directors,
      -------------------------
each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of


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
the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 11.  Presumption of Assent.  A Director of the Corporation who
      ----------------------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      Section 12.  Board Committees.  The Board of Directors may designate
      -----------------------------
one or more committees, consisting of two or more members of the Board, each of which shall have the name, purpose, power and authority as may be established from time to time by resolution adopted by majority of the entire Board of Directors.


                            ARTICLE IV.  OFFICERS
                            ---------------------

      Section 1.  Officers.  The principal executive officers of the
      ---------------------
Corporation shall be the Chairman of the Board, the President, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, which shall be elected by the Board of Directors, and which shall have a precedence in said order. The Board shall also elect a Secretary. The Chairman of the Board may appoint or direct the appointment of such other officers and assistant officers as may be deemed necessary from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary. Election or appointment of an officer shall not of itself create contract rights.

      Section 2.  Election and Term of Office.  The officers of the
      ----------------------------------------
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3.  Removal.  Any officer, whether elected by the Board of
      --------------------
Directors or appointed by, or at the direction of, the Chairman of the Board, may be removed by the Chairman of the Board or in the judgment of the executive officer of the Corporation having direct or indirect supervisory control over such affected officer, when the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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
      Section 4.  Vacancies.  A vacancy in any office because of death,
      ----------------------
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors or by, or at the direction of, the Chairman of the Board, as appropriate, for the unexpired portion of the term.

      Section 5.  Chairman of the Board.  The Chairman of the Board shall be
      ----------------------------------
the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at a meeting of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6.  President.  Subject to the powers of the Chairman of the
      ----------------------
Board, as in these By-Laws set forth, and the powers of the Board of Directors, the President shall have general supervision over the operations of the Corporation and of its business, affairs and property, and the powers and duties pertaining by law, regulation or practice to the office of President. The President may sign with the Secretary, or any other proper officer of the Corporation, certificates for shares of the Corporation and shall perform such other duties as from time to time be assigned to him by the Chairman of the Board or by the Board of Directors.

      Section 7.  Vice Chairman of the Board.  The Vice Chairmen of the
      ---------------------------------------
Board, who may be, but need not be, members of the Board of Directors, subject to the powers of the Chairman of the Board and to the powers of the President, as in these By-Laws set forth, and of the powers of the Board of Directors, shall have and may exercise all the rights, powers, duties of an executive officer of the Corporation, and the signature and acknowledgment of a Vice Chairman of the Board to all instruments which shall be lawfully executed by the Corporation shall be valid and sufficient; and they shall perform such other duties and exercise such other powers as the Chairman of the Board or the President may from time to time prescribe.

      Section 8.  Executive Vice President.  The Executive Vice Presidents,
      -------------------------------------
subject to the control of the Chairman of the Board and others having precedence in their order, shall have and may exercise all rights, powers and duties of an executive officer of the Corporation, and the signature and acknowledgment of an Executive Vice President to all instruments which may be lawfully executed by the Corporation shall be valid and sufficient; and they shall perform such other duties and exercise such other powers as the Chairman of the Board or others have precedence in their order may from time to time prescribe.

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
      Section 9.  The Secretary.  The Secretary shall: (a) keep the minutes
      --------------------------
of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the Chairman of the Board, or the Vice Chairman of the Board, or the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

      Section 10.  The Chief Financial Officer.  The Board of Directors may
      -----------------------------------------
designate any Vice Chairman of the Board, Executive Vice President or Senior Vice President as the Chief Financial Officer of the Corporation. Upon such designation of such officer shall be the chief financial officer of the Corporation and shall have custody of all money and securities of the Corporation. Such officer shall see that adequate and correct accounts of the Corporation's receipts and disbursements are kept, including records of customers' credits and collections. The Chief Financial Officer shall see that the funds of the Corporation are deposited in the name of the Corporation in such depositories as the Board of Directors may from time to time designate. He shall have such other powers and perform such other duties as are assigned to or vest in him by the Board of Directors, the Chairman of the Board, or the President.

      Section 11.  The Treasurer.  During any time when no Chief Financial
      ---------------------------
Officer has been designated, the Treasurer shall have the powers and duties set out in these By-Laws for the Chief Financial Officer. During any time when the Board of Directors has designated a Chief Financial Officer, the Treasurer shall assist him in carrying out the powers and duties of that office subject to the precedence of the Chief Financial Officer. He shall have such other powers and perform such other duties as are assigned to or vested in him by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

      Section 12.  Special Powers of Designated Officers.  Each officer
      ---------------------------------------------------
elected by the Board of Directors or appointed by, or at the direction of, the Chairman of the Board shall have the authority to execute any instrument, agreement and/or document relating to the business and property of the Corporation which may be lawfully executed by the Corporation in the transaction of its business, except as otherwise proscribed by the Board of Directors, the executive officers of the Corporation and others having precedence in their order over the affected officer.

      Section 13.  Salaries.  The salaries of the officers shall be fixed
      ----------------------
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                  ARTICLE V.  CONTRACTS, CHECKS AND DEPOSITS
                  ------------------------------------------

      Section 1.  Contracts.  The Board of Directors may authorize any
      ---------------------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 2.  Loans.  No loans shall be contracted on behalf of the
      -----------------
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3.  Checks, Drafts, etc.  All checks, drafts or other orders
      --------------------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4.  Deposits.  All funds of the Corporation not otherwise
      --------------------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


           ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
           -------------------------------------------------------

      Section 1.  Certificates for Shares.  Certificates representing shares
      -----------------------------------
of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or a Vice-Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 2.  Transfer of Shares.  Transfer of shares of the Corporation
      ------------------------------
shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                        ARTICLE VII.  INDEMNIFICATION
                        -----------------------------

      Section 1. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the payment of such expenses, incurred by a person to whom indemnification is or may be available under Article 12 of the Articles of Incorporation of the Company, in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this By-Law or otherwise.

      Section 2. To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or if such a quorum is not obtainable (or even if obtainable if a quorum of Disinterested Directors so directs), by Independent Counsel selected by the Board of Directors in a written opinion; provided that, if within the two year period preceding the commencement of the action, suit or proceeding for which indemnification is claimed, a "Change of Control" (as defined in [Employment Agreement/Severance Agreement/Option Plan]) has occurred, only such Independent Counsel shall be selected by the claimant (unless the claimant shall request that such selection be made by the Board of Directors). If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

      Section 3. If a claim under Section 1 of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
Section 2 of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General and Business Corporation Law of the State of Missouri for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General and Business Corporation Law of the State of Missouri, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 4.  If a determination shall have been made pursuant to
Section 2 of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this By-Law.

      Section 5. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

      Section 6. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

      Section 7. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      Section 8. If any provision or provisions of this By-Law shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this By-Law (including without limitation, each portion of any Section of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any Section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      Section 9.  For purposes of this By-Law:

      1. "Disinterested Director" means a director of the Corporation who is not and was not a part to the matter in respect of which indemnification is sought by the claimant.

      2. "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

      Section 10. Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


                          ARTICLE VIII.  FISCAL YEAR
                          --------------------------

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.


                            ARTICLE IX.  DIVIDENDS
                            ----------------------

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law.


                          ARTICLE X.  CORPORATE SEAL
                          --------------------------

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                        ARTICLE XI.  WAIVER OF NOTICE
                        -----------------------------

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the General and Business Corporation Law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                           ARTICLE XII.  AMENDMENTS
                           ------------------------

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by action of the Board of Directors at any regular or special meeting provided that any amendment, alteration, change or repeal by the Board of Directors of Sections 2 or 9 of Article III or this Article XII or the adoption of any provision inconsistent therewith shall require the affirmative vote or consent of sixty-six and two-thirds percent (66-2/3%) of the number of Directors then authorized by, or in the manner provided in, the By-Laws. Notwithstanding the foregoing or anything contained in the Articles of Incorporation to the contrary, the amendment, alteration, change or repeal by the shareholders of the Corporation of Sections 2 or 9 of
Article III or this Article XII of the By-Laws or the adoption of any provision inconsistent therewith shall require the affirmative vote of at least seventy-five percent (75%) of the total votes to which all of the then outstanding shares of capital stock of the Corporation are entitled, voting together as a single class unless such amendment, alteration, change or repeal has previously been expressly approved by the Board of Directors by the affirmative vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the number of Directors then authorized by or in the manner provided in, the By-Laws, in which case the shareholder vote requirement determined by statute, the Articles of Incorporation or these By-Laws shall control.